Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Stephen Jumper
Chief Executive Officer
(800) 332-9766
www.dawson3d.com

Dawson Geophysical Announces

Lead Independent Director

Quarterly Earnings Release Schedule

Market Conditions Update and Related Determination on Dividends

Annual Meeting Schedule

SEC Filing Schedule

MIDLAND, Texas, March 2, 2015/PRNewswire-FirstCall/—Dawson Geophysical Company (NASDAQ: DWSN) (“Dawson” or the “Company”) today announced the following:

•                  Craig Cooper, a member of Dawson’s board of directors, has been designated by the board as the Company’s lead independent director.

•                  On or before May 11, 2015, the Company will issue an earnings release and host an investor conference call to review its financial results for its first quarter ending March 31, 2015.  The Company’s related Form 10-Q for the March quarter will be filed with the SEC on or before May 11, 2015. The March quarter will be the first quarterly reporting period following the strategic business combination of Dawson Geophysical Company and TGC Industries, Inc., which was consummated on February 11, 2015.

•                  Market conditions for seismic data acquisition services in North America remain challenging, and demand is anticipated to remain at reduced levels throughout 2015.   Results for the quarter ending March 31, 2015 will be negatively impacted by reduced demand and utilization rates, adverse weather conditions in many areas of operation, and business combination transaction and related initial integration costs.  In the United States, Dawson anticipates operating twelve to sixteen seismic data acquisition crews through  the early part of the second quarter of 2015 and eight to ten seismic data acquisition crews during the balance of the second quarter.  In Canada, Dawson anticipates operating three to four seismic data acquisition crews through the end of the first quarter of 2015 with limited activities thereafter.

•                  The Company’s board of directors, after consideration of general economic and market conditions affecting the energy industry in general, and the oilfield services business in particular, has determined that the Company will not pay a dividend in respect of the quarters ended December 31, 2014 and March 31, 2015 or for the foreseeable future.  Payment of any dividends in the future will be at the discretion of the Company’s board and will depend on the Company’s financial condition, results of operations, capital and legal requirements, and other factors deemed relevant by the board.

•                  The Company’s annual meeting of shareholders will be held on June 2, 2015 in New York, New York.  Additional details concerning the meeting will be forthcoming in the Company’s proxy statement for the meeting, which the Company anticipates will be available to shareholders by early May 2015.

•                  The Company will be making several additional filings with the SEC during the next two months as follows:

•                  On or before March 16, 2015 - Form 10-K annual report, which will report the pre-combination financial results of TGC Industries, Inc. for the period from January 1, 2014 through December 31, 2014. The Company will not issue an earnings release or host an investor call concerning this filing since it relates to pre-combination periods.

•                  On or before March 23, 2015 - Form 10-QT  transitional report, which will report the pre-combination financial results of Dawson Geophysical Company for the period from October 1, 2014 through December 31, 2014.  This report, which will reflect the same financial results and information previously reported in Dawson Geophysical Company’s pre-combination Form 10-Q quarterly report filed on February 6, 2015, is required under applicable SEC rules due to its status as the technical accounting acquirer in the combination and the change of its prior September 30 fiscal year to December 31. The Company will not issue an earnings release or host an investor call concerning this filing since it relates to pre-combination periods.

•                  On or before April 30, 2015 - Form 8-K/A current report, which will include certain pre-combination financial results for Dawson Geophysical Company for periods ended on or prior to December 31, 2014, as well as updated historical pro forma financial statements giving effect to the combination for certain prior periods.

About Dawson Geophysical Company

Dawson Geophysical Company is a leading provider of North America onshore seismic data acquisition services with operations throughout the continental United States and Canada.  Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Such forward looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward looking statements as a result of certain factors. These risks include but are not limited to the volatility of oil and natural gas prices; dependence upon energy industry spending; industry competition; reduced utilization; delays, reductions or cancellations of service contracts; high fixed costs of operations and high capital requirements; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; disruptions in the global economy; whether the Company enters into turnkey or dayrate contracts; crew productivity; the limited number of clients; credit risk related to clients; and the availability of capital resources.  A discussion of these and other factors, including risks and uncertainties, is set forth in the in the Form 10-K for the fiscal year ended September 30, 2014 filed by pre-combination Dawson Geophysical Company on December 15, 2014, in the Form 10-K for the fiscal year ended December 31, 2013 filed by pre-combination TGC Industries, Inc. on March 17, 2014,  and in the Registration Statement on Form S-4 filed by pre-combination TGC Industries, Inc., which was declared effective by the SEC on December 31, 2014.  The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.